                                                                  Exhibit 10.22


                          CUMMINGS PROPERTIES MANAGEMENT, INC.    893480-RED-A
                                  STANDARD FORM

                               COMMERCIAL LEASE

      In consideration of the covenants herein contained, Cummings Properties Management, Inc., hereinafter called LESSOR, does hereby lease to ScripTech Pharmaceuticals, Inc. (a DE corp.) One Kendall Square, Cambridge, MA 02139 hereinafter called LESSEE, the following described premises, hereinafter called the leased premises: approximately 15,440 square feet (including 9.6% common area) at 200 Boston Avenue, Suites 3000 & G600, Medford, MA.

TO HAVE AND HOLD the leased premises for a term of five (5) years commencing at noon on November 1, 1993 and ending at noon on October 30, 1998 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises.

      1. RENT. LESSEE shall pay to LESSOR base rent at the rate of one hundred five thousand three hundred eight (105,308.00) U.S. dollars per year, payable in advance in monthly installments of $8,775.66 on the first day in each calendar month in advance, the first monthly payment to be made upon LESSEE's execution of this lease, including payment in advance of appropriate fractions of a monthly payment for any portion of a month at the commencement or end of said lease term. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate. If the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due on January 1 of each year during the lease term. The base month from which to determine the amount of each increase in the Index shall be January 1994, which figure shall be compared with the figure for November 1994, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. In the event that the Consumer Price Index as presently computed is discontinued as a measure of "Cost of Living" changes, any adjustment shall then be made on the basis of a comparable index then in general use.

      2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of seventeen thousand (17,000.00) dollars upon the execution of this lease by LESSEE, which shall be held as security for LESSEE's performance as herein provided and refunded to LESSEE without interest at the end of this lease subject to LESSEE's satisfactory compliance with the conditions hereof. In the event of any default or breach of this lease by LESSEE, LESSOR shall immediately apply the security deposit first to any unamortized improvements completed for LESSEE'S occupancy, then to offset any outstanding Invoice or other payment due to LESSOR, with the balance applied to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall be responsible for restoring said deposit forthwith and failure to do so shall be considered a substantial default under the lease. LESSEE's failure to remit the full security deposit or any portion thereof when due shall also constitute a substantial lease default.

      3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of executive and administratives, office research and testing laboratory and laboratory research facility uses, including biotechnology and pharmaceutical laboratory research facilities.

      4. ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (7.13%) (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building of which the leased premises are a part) of any increase in the real estate taxes levied against the land and building of which the leased premises are a part, whether such increase is caused by an increase in the tax rate, or the assessment on the property, or a change In the method of determining real estate taxes. LESSOR agrees to make payments on account of any tax assessment or betterment assess over the longest period permissible by law. In no event shall LESSEE be responsible for payments on account of any estate, inheritance, or income taxes. LESSEE shall make payment within thirty (30) days of written notice from LESSOR that such increased taxes are payable, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 1993. In the event that the building of which the leased premises are a part was not assessed as a completed building as of the aforementioned date, then the base assessment shall be as of the first date when the building is assessed as a completed structure.

      LESSEE shall pay interest at an annual rate of twelve (12) percent, from the date due, for any installment of rent or other payment which is not received by LESSOR within fifteen days of any rent due date or of the mailing of any invoice.

      5. UTILITIES. LESSOR shall provide equipment per LESSOR's building standard specifications to heat the leased premises in season. Equipment will be provided per LESSOR's building standard specifications to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for heat and electricity used on the leased premises. LESSEE shall pay LESSOR for the cost of all water and sewer use as determined either by separate a water meter serving the leased premises, or as a proportionate share of water and sewer charges for the entire building of which the leased premises are a part if not separately metered. No plumbing, construction or electrical work of any type shall be done without LESSOR's prior written approval and the appropriate municipal permit, which approval by LESSOR shall not be unreasonably withheld or delayed.

      6. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, or activity shall be conducted in the leased premises or made thereof which may be unlawful, improper, noisy or offensive, or contrary to any statute, regulation, or ordinance in force in the city or town in which the leased premises are situated. LESSEE shall keep all employees working in the leased premises covered with Worker's Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE's occupancy except for Certificate of Occupancy for LESSOR's Work as described herein which shall be LESSOR's responsibility. LESSEE shall be responsible for causing the leased premises (except for LESSOR's [illegible]) and any work conducted therein to be in full compliance with the Occupational Safety and Health Act of 1970 and any amendments thereof.

      7. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office (or successor), local Fire Department, LESSOR's insurer, or any similar body. LESSEE shall on demand reimburse LESSOR, and all other tenants, all extra insurance premiums caused by LESSEE's use of the leased premises. LESSOR expressly agrees, however, that LESSEE shall not be obligated to pay any such extra insurance premiums in connection with LESSEE's use of the premises for the uses described in Section 3 of this lease.

      8. MAINTENANCE OF PREMISES. LESSOR will be responsible for all structural maintenance of the leased premises, including, without limitation, [illegible] structural floor slabs and columns, and exterior windows, and for all maintenance and repair of the common areas of the building, all space heating (b. illegible)and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE, chemical, water or corrosion damage from any source,(c. illegible) and maintenance of any non "building standard" leasehold improvements. LESSEE agrees to maintain at its expense all other non-structural aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, normal wear and tear and damage by fire or other casualty only excepted, and whenever necessary, to replace light bulbs, plate glass and other glass therein, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE will properly control or vent all solvents, degreasers, smoke, odors, etc. and shall not cause the area surrounding the leased premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any acid or corrosive substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises includes any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. If the leased premises are carpeted or partially carpeted, LESSEE will protect carpet with plastic or masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR's expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage subject to LESSOR's obligations to maintain and repair the heating system. Any increase in air conditioning equipment or electrical capacity or any installation and/or maintenance of equipment which is necessitated by some specific aspect of LESSEE's use of the leased premises shall be at LESSEE's expense. All maintenance and repair provided by LESSOR shall be during LESSOR's normal business hours.

      9. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations provided LESSOR consents thereto in writing which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's construction specifications. If LESSOR performs any services or maintenance for LESSEE in connection with such alterations or otherwise, any just invoice will be promptly paid. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed within thirty (30) days of receiving notice of such lien without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR. Any alterations completed by LESSOR shall be LESSOR's "building standard" unless noted otherwise. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or common areas at the building of which the leased are part.(c. illegible)

      10. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other firm or individual to occupy the whole or any part of the leased premises without LESSOR's prior written consent which consent shall not be unreasonably withheld or delayed. Notwithstanding such assignment or subleasing, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. LESSEE shall pay LESSOR promptly for legal reasonable expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.

      11. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and instruments in the nature of a mortgage now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

      12. LESSOR'S ACCESS. LESSOR or agents of LESSOR may at reasonable times upon reasonable advance notice and upon reasonable intervals enter to view the leased premises, may remove any signs not approved and affixed as herein provided, may make repairs and alterations as LESSOR should elect to do and repairs which LESSEE is required but has failed to do, and may show the leased premises to others, provided that in exercising any of such rights, LESSEE shall use diligent efforts not to unreasonably interfere with LESSEE'S operations in the leased premises.

      13. SNOW REMOVAL. The landscaping of all grounds surrounding the leased premises and the plowing of snow from all roadways, accessways and unobstructed parking and loading areas shall be the sole responsibility of and at the sole expense of LESSOR. The control of snow and ice on all steps serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSOR. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE's agents, representatives, employees, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises, except for claims arising out of the LESSOR's negligence.

      14. ACCESS AND PARKING. LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. Said parking areas plus any stairs, walkways, elevators or other common areas shall in all cases, be considered a part of the leased premises to the extent that they are utilized by LESSEE, or LESSEE's employees, agents, callers or invitees, except LESSEE shall not be responsible for maintaining such areas. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to said building, and will conform to all reasonable rules now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the building, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. No vehicle shall be stored or left in any parking area for more than three consecutive nights without LESSOR's prior written approval. From December 1 through March 30 annually, however, all unattended parking will be prohibited between 7:00 PM and 7:00 AM except in those areas specifically designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked overnight at any time. LESSOR may tow, at LESSEE'S sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's agents, employees, invitees or callers, at any time.

      15. LESSEE'S LIABLITY AND INSURANCE Except for death, personal injuries or property damage directly resulting from the negligence of LESSOR, or breach of LESSOR's obligations hereunder to maintain such area, LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises (but limited to LESSEE's employees, agents, invitees or callers in extension thereof) from whatever cause arising, and damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE; and LESSEE agree to indemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to expenses, damage, causes of action, suits, claims or judgments caused by or in any way growing out of any matters aforesaid. LESSEE will secure and carry at its own expense a comprehensive general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises or their use by LESSEE, such policy to insure LESSEE, LESSOR and OWNER against any claim up to One Million (1,000,000) Dollars in the case of any one accident involving bodily injury (including death), and up to One Million (1,000,000) Dollars against any claim for damage property. LESSOR and OWNER shall be included in each such policy as additional insurers. LESSEE will file with LESSOR prior to occupancy, certificates showing that such insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without (10) days prior written notice to each insured.

      16. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion (20% or more) of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within thirty
(30) days of intention to restore the leased premises or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.

      17. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker except Robert Richards of Fallen Hines & O'Connor or third person with respect to this lease and LESSEE agrees to indemnify LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.

      18. SIGNS. LESSOR authorizes, and LESSEE at LESSEE's expense agrees to erect, one exterior metal letters sign on the front of the leased premises, consistent in style, size, location, etc. with other signs of nearby tenants. LESSOR also authorizes LESSEE, if desired, to display one sign on the office entrance door consistent with similar signs of other tenants. LESSEE shall obtain the written consent of LESSOR before erecting any other sign on the leased premises, and shall obtain prior written approval as to size, wording, and location of all authorized signs. LESSOR may remove and dispose of any sign not approved, erected or displayed in conformance with this provision.

      19. DEFAULT AND ACCELERATION OF RENT. In the event that: (a) LESSEE shall default in the observance or performance of any of LESSEE's covenants, agreements, or obligations hereunder, other than monetary payments as provided below, and such default shall not be corrected within [Illegible] days after written notice thereof, [Illegible]... then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, or any substantial invoice for goods and/or services or other sum herein specified, and such default shall continue for ten (10) days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then in addition to the foregoing remedies, an amount equal to the lesser of one year's rent at the then current rate or the amount of rent due through the remainder of the then current lease term shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE, except for rental payments. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time.

      20. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or sent to the leased premises by certified mail, return receipt requested, postage prepaid, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or delivered to LESSOR by certified mail, return receipt requested, postage prepaid, addressed to LESSOR at 200 West Cummings Park, Woburn, MA 01801 or at LESSOR's last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in service of any notice.

      21. OCCUPANCY. In the event that LESSEE takes possession of said leased premises prior to the start of said term, LESSEE will perform and observe all of LESSEE's covenants from the date upon which LESSEE takes possession except the obligation for the payment of extra rent for any period of less than one month. LESSEE shall not remove LESSEE's goods or property from the leased premises other than in the ordinary and usual course of business, without having first paid and satisfied LESSOR for all rent which may become due during the entire term of this lease. In the event that LESSEE continues to occupy or control all or any part of the leased premises after the agreed termination of this lease without the written permission of LESSOR, then all other terms of this lease shall continue to apply except that rent shall be due in full monthly installments at a rate of one hundred seventy five (175) percent of that which would otherwise be due under this lease, it being understood between the parties that such extended occupancy is as a tenant at sufferance and is solely for the benefit and convenience of LESSEE and as such has greater rental value. LESSEE's control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

      22. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, or any similar body.

      23. OUTSIDE AREA. No goods, equipment, or things of any type or description shall be held or stored outside the leased premises at any time without prior written consent from LESSOR. Any goods, equipment or things left outside the leased premises without LESSOR's prior written consent shall be deemed abandoned and may be removed at LESSEE's expense without notice by LESSOR. A single two-yard capacity dumpster is hereby authorized for the disposal of trash, provided that the location of said receptacle is approved by LESSOR. LESSEE agrees to have said container provided and serviced at its expense by whichever disposal firm may from time to time be designated by LESSOR. If a dumpster is provided on a shared cost basis, LESSEE shall pay its proportionate share of the costs associated with said dumpster.

      24. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment at other portions of the same or neighboring buildings by others by reason of odors, smoke, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to heating equipment from solvents, degreasers, cutting oils, propellants, etc. which may be present at the leased premises. Except in connection with LESSEE's operations in the leased premises, provided that LESSEE complies, no hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time, and LESSEE shall be solely responsible for any and all corrosion or other damage associated with the use, storage and/or disposal of same by LESSEE.

      25. RESPONSIBILITY. Except in the case of LESSOR's negligence, willful misconduct or default in its obligations under this lease, neither LESSOR nor OWNER shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source, or for the cessation of any service rendered customarily to said premises or buildings, or agreed to by the terms of this lease, due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or any cause beyond LESSOR's immediate control.

      26. SURRENDER. LESSEE shall at the termination of this lease remove all of LESSEE's goods and effects from the teased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, addition and improvements made to or upon the leased premises, including but not limited to any offices, partitions, window blinds, floor coverings (including computer floors). plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers. burglar alarms, telephone wiring, air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters shelving or signs attached to walls or floors, all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings or equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor or ceiling, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply, drainage or venting systems serving the leased premises, and LESSEE shall deliver the leased premises sanitized from any chemicals or other contaminants, and broom clean and in the same condition as they were at the commencement of this lease or any prior lease between the parties for the leased premises, or as they were modified during said term, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of LESSEE's failure to remove any of LESSEE's property from the leased premises upon termination of the lease, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control, or to sell at public or private sale, upon notice to Lessee, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such abandoned property. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

      27. GENERAL. (a) The invalidity of any provision of this lease [illegible] provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable only for obligations occurring while lessor, owner, or master lessee of the premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within two years after the cause of action has occurred except for any third party actions by LESSEE against LESSOR and only in a court of the Commonwealth of Massachusetts. (d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director, shareholder, or beneficiary of the trust or corporation individually. (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that said OWNER as identified below has agreed to be bound by the terms of this lease. (f) This lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between said parties. No other oral or written representation shall have any effect hereon, and this agreement may not be altered, extended or amended except by written agreement attached hereto or as otherwise provided herein. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use due diligence to obtain possession for LESSEE at the earliest possible date, and a proportionate abatement of rent for such time as LESSEE may be deprived of possession of said leased premises shall be LESSEE's sole remedy. (j) Neither the submission of this lease form, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that this lease shall not bind either party in any manner whatsoever until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is in default of any terms or conditions hereof. (l) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (m) No endorsement by LESSEE on any check shall bind LESSOR in any way.

      28. SECURITY AGREEMENT.

                          This Paragraph Does Not Apply

      29. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR, to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

      30. AUTOMATIC FIVE-YEAR EXTENSIONS.

                          This Paragraph Does Not Apply

      31. ADDITIONAL PROVISIONS. (Continued on attached rider if necessary.)

                             - See Attached Rider -


IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and common seals and intend to be legally bound hereby this 2nd day of November, 1993.

LESSOR: CUMMINGS PROPERTIES MANAGEMENT, INC.   LESSEE:  SCRIPTECH
PHARMACEUTICALS, INC.

as agent for BEAUTYREST PROPERTY, INC. & WRB, INC.


By: /S/ [ILLEGIBLE]                       By: /s/ [ILLEGIBLE]
        --------------------                      -------------------
      President                                   President

                                    GUARANTY

                          This Paragraph Does Not Apply

                      CUMMINGS PROPERTIES MANAGEMENT, INC.
                                  STANDARD FORM

                                 RIDER TO LEASE

The following additional provisions are incorporated into and made a part of the attached lease:

A. LESSOR, if requested to do so by LESSEE, and at LESSEE's sole expense, shall complete up to $624,870.00 in alterations necessitated by LESSEE's use of the leased premises according to a plan and at a cost to be mutually agreed upon by both parties. LESSEE shall pay LESSOR $208,000.00 of the agreed cost prior to the commencement of said work. At LESSEE's request, the balance of the cost of said alterations up to the agreed maximum may be incorporated into the lease by separate amendment to be attached hereto, amortized and then paid for by LESSEE in the same manner as base rent which shall otherwise be due.

B. Notwithstanding the provisions of Section 1 hereinabove, LESSEE shall pay to LESSOR upon LESSEE's execution of this lease the sum of $105,308.00 as pre-paid rent to be applied in equal monthly installments of $8,775.67 each to LESSEE's monthly rental payments during the first year of the lease term. In addition, LESSEE shall pay any "Cost of Living" adjustment on the base rent set forth in Section 1 for the period January 1, 1994 through October 31, 1994 within ten (10) days following notice from LESSOR of any such adjustment.

C. Notwithstanding the commencement date herein, the parties acknowledge that the leased premises will not be available for LESSEE's occupancy until after the commencement date. Notwithstanding the delay in delivery of the leased premises, LESSEE's obligation to pay rent in full accordance with
      Section 1 shall commence November 1, 1993.

D. * Provided LESSEE is not then in default of this lease or in arrears of any rent or invoice payment, LESSEE shall have the right to extend this lease, including all terms, conditions, escalations, etc., for one additional period of five (5) years ("the extended lease term") by serving LESSOR with written notice of its desire to so extend the lease. The time for serving such written notice shall be not more than twelve (12) months or less than six (6) months prior to the expiration of the initial lease term. Time is of the essence.

E.    Rent during the extended lease term shall be paid in full accordance with
      Section 1, including all "Cost of Living" adjustments.

F. With respect to Section 8, LESSOR shall perform its maintenance and repairs with duly qualified contractors, which will be deemed to include LESSOR's employees.

G. With respect to Section 9, if the cost of any non-structural alteration does not, in an individual situation, exceed $10,000.00, LESSOR's consent shall not be required provided said alteration conforms with LESSOR's construction specifications.

H. Notwithstanding the provisions of Section 10, LESSEE may, without the requirement of obtaining LESSOR's consent but upon written notice to LESSOR, assign this lease or sublease all or any portion of the leased premises to any entity which is the parent of LESSEE, a majority-owned subsidiary of LESSEE, an entity under common control with LESSEE or any entity with which LESSEE may merge or consolidate or to which LESSEE may sell all or substantially all of its assets as a going concern, including, without limitation, any joint venture of which LESSEE is a partner.

I. LESSOR represents that the leased premises are not presently encumbered by any mortgage of record.

J. * LESSEE's agreement to subordinate this lease to any and all mortgages and/or other instruments in the nature of a mortgage, now or at any time hereafter, is conditional upon the mortgagee's agreement that LESSEE's possession will not thereafter be disturbed so long as LESSEE is not in default in the payment of rent or other covenants or obligations thereof.

K. Notwithstanding any terms or provisions of this lease to the contrary, in the event the leased premises shall lack any services (including repairs) required to be provided by LESSOR hereunder for any cause within LESSOR's reasonable control and such lack of service shall continue for seven (7) consecutive days, and LESSEE shall be unable to use any material portion of the leased premises on account thereof, thereafter there shall be a proportionate abatement of the rent and additional rent hereunder, according to the extent of such loss of use, until such service shall resume.

L. If LESSOR elects to accelerate the rent on account of a substantial breach of the lease and full liquidated damages are paid by LESSEE pursuant to
      Section 19 of the lease, then the lease will terminate without further recourse by the parties for any further rent due.

M.(1) During the initial term of this lease (only), LESSEE shall have a continuing right (the "Option Right") to lease space contiguous to the leased premises (the "Contiguous Space") (it being agreed that the Contiguous Space shall include all space contiguous to the leased premises on the same floor as the leased premises and all space contiguous to the leased premises on the floors immediately above and immediately below the leased premises, all as shown on the attached plan marked as Exhibit A) in the building of which the leased premises are a part as such space becomes available for leasing directly from LESSOR, subject to the rights of lessees of such space to extend or otherwise renegotiate their leases. LESSOR shall notify LESSEE of the availability of any Contiguous Space within a reasonable time after the same becomes available for leasing directly from LESSOR. LESSEE shall have seven (7) days from receipt of each notice from LESSOR regarding the availability of such space to execute an amendment to this lease in order to add such additional space to the leased premises hereunder at the base rent set forth below. LESSEE may extend said seven-day period for an additional seven days (only) by serving LESSOR with written notice to that effect prior to the end of the initial seven-day period.

(2) If, after receiving notice of the availability of such space from LESSOR, LESSEE does not elect to lease such space and LESSOR does not lease such space to others within the nine (9) month period after LESSOR's notice to LESSEE that such space is available for leasing, then LESSOR shall renotify LESSEE of the availability of such space upon the expiration of such nine (9) month period whereupon LESSEE's rights to lease such space set forth above shall be revived, it being agreed that such obligation to notify LESSEE of the availability of such space shall be renewed every nine (9) month period thereafter unless and until such space is leased to others. Notwithstanding the foregoing, for the first nine (9) month period of the lease term from November 1, 1993 through July 31, 1994, the Option Right shall not apply to any portion of the Contiguous Space that is both presently vacant and available for leasing directly by LESSOR to others until after such space is next leased to others.

(3) If at any time during the initial lease term, LESSEE elects to lease any portion of the Contiguous Space, LESSEE shall be entitled to lease it at the following base rent: (i) if the space is unimproved, LESSEE shall have the right to lease the Contiguous Space at the same base rent set forth for the leased premises in Section 1 of this lease; or (ii) if the space is finished (i.e., it has been improved with tenant improvements), the base rent shall be an average of the base rent agreed to by LESSOR in the last three (3) lease transactions entered into by LESSOR immediately prior to LESSOR's then current notice to LESSEE of the availability of the Contiguous Space, it being agreed, however, that the lease transactions that are used to calculate such average must be for space that is similarly improved to that of the finished Contiguous Space then available for leasing by LESSEE.

N.    Commencing November 1, 1993, and continuing during the initial lease term
      (only), in consideration for the Option Right, LESSEE shall be obligated to pay to LESSOR on an annual basis a fee (the "Option Fee") of $10,000, payable quarterly in advance in equal installments on the first day of each November, February, May and August, except that the first quarterly installment shall be due upon LESSEE's execution of this lease. LESSEE's failure to pay any installment within ten (10) days of its due date automatically void the Option Right without the requirement of any notice from LESSOR.

0. Notwithstanding the foregoing provisions of Paragraph M above, LESSEE shall have the right, exercisable at any time during the initial lease term, to revoke the Option Right by written notice (the "Revocation Notice") to LESSOR, whereupon as of the end of the next full paid quarter following LESSOR's receipt of the Revocation Notice, LESSEE shall no longer have the Option Right and shall no longer have any obligation to pay the Option Fee.

P. Nothwithstanding the provisions of Section 26, LESSEE may remove the following items supplied by LESSEE prior to the termination date of the lease provided LESSEE has satisfactorily complied with all other conditions of this lease, is not in default of the lease or in arrears of any rent or invoice payments, repairs any and all damage resulting from such removal and otherwise restores the leased premises to its condition prior to installation of said items:

      (1) Hoods, including cabinets and integral countertop below;

      (2) Acid Neutralization System (entire system only);

      (3) Cold Room

      (4) Vacuum Pump

      (5) Air Compressor

      (6) DI Water System (entire system only)

      (7) Emergency Generator (including transfer switch)

Q. The leased premises consist of 14,440 square feet (including 9.6% common area) at Suite 3000 and 1,000 square feet including 9.6% common area) at Suite G600.

LESSOR:                                   LESSEE:
CUMMINGS PROPERTIES MANAGEMENT, INC.      SCRIPTECH PHARMACEUTICALS, INC.

as agent for BEAUTYREST PROPERTY, INC.
             & WRB, INC.


By: /s/ [Illegible]                       By: /s/ Barry Weinberg
    -----------------------------             ----------------------------
                        President             Barry Weinberg, President

Date: 11/2/93
      ---------------------------

                  CUMMINGS PROPERTIES MANAGEMENT, INC.           893481-FDK

                                  STANDARD FORM

                              AMENDMENT TO LEASE #1

      In connection with a lease currently in effect between the parties at 200 Boston Avenue, Suites 3000 & G600, Medford, Massachusetts, commencing on November 1, 1993 and terminating October 30, 1998, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties Management, Inc., LESSOR, and ScripTech Pharmaceuticals, Inc., LESSEE, hereby agree to amend said lease as follows:

1. LESSOR, at LESSEE's sole cost and expense, shall complete alterations and improvements within the leased premises in accordance with the mutually agreed upon plan and specifications attached hereto ("LESSOR's work"). The total cost of LESSOR's work as set forth therein shall be $624,870.00. LESSEE shall pay $208,000.00 of the total cost ("the Initial Work Payment") upon LESSEE's execution of this Amendment, and LESSOR shall amortize the balance on a straight line basis (including interest) as additional rent as provided below. All plans for LESSOR's work shall be prepared at LESSOR's sole cost and expense.

2. If any agreed changes or additions to the scope of work requested by LESSEE result in increased cost, LESSEE shall pay the cost of said changes or additions immediately upon substantial completion of LESSOR's work. Upon receipt of LESSEE's request for said changes or additions, LESSOR shall promptly notify LESSEE of LESSOR's estimate of the cost (if any) to make such change or additions.

3. LESSOR shall perform LESSOR's work in a good and workmanlike manner. LESSOR shall deliver the leased premises to LESSEE in compliance with all laws including, without limitation, the Americans With Disabilities Act, including all regulations promulgated pursuant thereto.

4. Notwithstanding anything to the contrary contained in the lease, LESSEE's obligation to reimburse LESSOR for the $416,870.00 advanced by LESSOR shall survive the termination of the lease for any cause whatsoever, and shall be in addition to any remedies available to LESSOR under the lease or any other damages due LESSOR in the event of any default by LESSEE under the lease. Notwithstanding anything to the contrary contained in this Amendment, LESSEE shall have the right to prepay such $416,870.00 amount without any penalty or premium, either in total or in part, at any time during the lease term.

5. During the first year of the lease term, in addition to the pre-paid rent provided for in Paragraph B of the Rider to Lease, LESSEE shall pay to LESSOR $9,904.80 per month as additional rent in accordance with Section 1 for the amortized cost of improvements as provided herein. The first such monthly payment shall be due upon LESSEE's execution of this lease amendment.

6. LESSOR shall use reasonable efforts to substantially complete, and to deliver to LESSEE possession of, the office portion of the leased premises within four (4) weeks following the later of (a) November 1, 1993 and (b) full execution of this Amendment, approval of final plans and specifications and full payment of the amounts due under Paragraph B of the Rider to Lease and Paragraph 1 above, and the laboratory portion within an additional sixteen (16) weeks thereafter. LESSEE my have access to the office and laboratory portions of the leased premises prior to their respective completion in order to ready them for LESSEE's occupancy, provided that LESSEE does not in any way interfere with or delay LESSOR's work. If for any reason other than delay requested or caused by LESSEE, LESSOR's work is not substantially completed within the aforesaid twenty
      (20) week period, then LESSEE shall be entitled to receive from LESSOR a rent abatement in an amount equal to one day's rent (less that portion of the rent added hereinbelow for the amortized improvements) for each day beyond such twenty week period that LESSOR's substantial completion of LESSOR's work is delayed.

7. Upon substantial completion of both the office portion and the laboratory portion of LESSOR's work, LESSOR and LESSEE shall compile a separate punchlist of incomplete items (which are minor in nature) for each portion, and LESSOR shall use reasonable efforts to complete such items within thirty (30) days thereafter for each portion.

8. If LESSOR's work is not completed and a certificate of occupancy for the entire leased premises is not obtained by LESSOR within one (1) year after the commencement date of the lease, LESSEE shall have the right to terminate the lease without recourse to the parties, except that upon such termination LESSOR shall return to LESSEE (a) any unused portion of the Initial Work Payment and (b) the balance, if any, of pre-paid rent (paid pursuant to Paragraph B of the Rider to Lease) remaining after deduction of any accrued rent and any costs incurred by LESSOR for LESSOR's work in excess of the Initial Work Payment.

      All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent during the initial five-year term of the lease shall be increased by $118,857.60 annually, from a total of $105,308.00 to a new annual total of $224,165.60, or $18,680.47 per month. Annual base rent for purposes of computing any future "Cost of Living" escalations thereon shall be $105,308.00. This amendment shall be effective immediately and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s).

            In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 2nd day of November 1993.

LESSOR:                                   LESSEE:
   CUMMINGS PROPERTIES MANAGEMENT, INC.      SCRIPTECH PHARMACEUTICALS, INC.
   as agent for BEAUTYREST PROPERTY, INC.
             & WRB, INC.


By: /s/ [Illegible]                       By: /s/ Barry Weinberg
    -----------------------------             ----------------------------
                                              Barry Weinberg, President